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                              EXHIBIT 21

SUBSIDIARIES OF REGISTRANT

                    Jurisdiction                         % Of
                          of    Stock Owned          Other Names Under
Name of Subsidiary  Incorporation                     By Parent
Which Do Business
Alchem Capital           DE    100% owned
Corporation                    by Delta Woodside
                               Industries, Inc.

Delta Mills, Inc.        DE    100% owned by Alchem Delta Mills Marketing
                               Capital Corporation  Company; Stevcoknit
                                                    Fabrics Company;
                                                    Woodside Mills

Delta Merchandising,     SC   100% owned by         Duck Head
Inc                           Alchem Capital        Outlet Stores,
                                                    Duck Head Clearance


Duck Head Apparel        TN    100% owned by        Duck Head Apparel Company
Company, Inc.                  Alchem Capital       Delta Apparel
                               Corporation          Maiden Properties

Delta Consolidated       NY    100% owned by        Delta Apparel Marketing
Corporation                   Alchem Capital        Duck Head Marketing.
                               Corporation
Cargud, Sociedad Costa Rica   100% owned by
Anonima                        Duck Head Apparel
                               Company, Inc.

Armonia Textil, S.A. Costa Rica 100% owned by
                               Cargud, Sociedad
                               Anonima

Delta Apparel Honduras,        Honduras 96% owned by Duck Head
  S. A.                        Apparel Company, Inc.,
                               and 1% each owned by
                               Alchem Capital Corporation,
                               Delta Woodside Industries,
                               Inc., Delta Consolidated
                               Corporation and Cargud, S.A.

Nautilus                 VA    100% owned by
International, Inc.            Alchem Capital Corporation

 International Apparel    NY  100% owned by Alchem
Marketing Corporation.        Capital Corporation

Delta Mills             DE     100% owned by           Delta Mills Sales Co.
Marketing, Inc.                 Delta Mills, Inc.       Stevcoknit Marketing Co.





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